As filed with the Securities and Exchange Commission on August 4, 2006

Registration No. 333-136193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Intelsat Intermediate Holding Company, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	4899	98-0473858
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(441) 294-1650

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	4899	98-0346003
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(441) 294-1650

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Intelsat (Bermuda), Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	4899	98-0348066
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(441) 294-1650

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Phillip L. Spector, Esq.

Executive Vice President and General Counsel

Intelsat, Ltd.

Wellesley House North, 2nd Floor

90 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 294-1650

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Arnold B. Peinado, III, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

This Amendment No. 1 to the Form S-4 Registration Statement is being filed with the Securities and Exchange Commission solely to add exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Intelsat Intermediate Holding Company, Ltd., Intelsat, Ltd. and Intelsat (Bermuda), Ltd.

Intelsat Intermediate Holding Company, Ltd. (“Intelsat Intermediate Holdco”), the issuer of the 9 1/4% Senior Discount Notes due 2015 (the “Notes”), Intelsat, Ltd., the indirect parent of Intelsat Intermediate Holdco and a co-obligor of the Notes, and Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”), the guarantor of the Notes, are incorporated under the laws of Bermuda. The Companies Act 1981 of Bermuda provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and a director or officer, indemnifying the director or officer against any liability that would attach to him in respect of his fraud or dishonesty will be void.

Intelsat Intermediate Holdco, Intelsat, Ltd. and Intelsat Bermuda have provided in their bye-laws that their directors and officers and their heirs, executors and administrators will be indemnified and held harmless to the fullest extent permitted by law out of the assets of such registrants for all actions, costs, charges, losses, damages and expenses they will or may incur or sustain by reason of any act done, concurred in or omitted to be done in the execution of their duties, other than in the case of their fraud or dishonesty.

The directors and officers of Intelsat Intermediate Holdco, Intelsat, Ltd. and Intelsat Bermuda are covered by directors’ and officers’ insurance policies maintained by such registrants.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Document Description

2.1	Transaction Agreement and Plan of Amalgamation, dated as of August 16, 2004, by and among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Intelsat Holdings, Ltd. (formerly Zeus Holdings Limited), Zeus Merger One Limited and Zeus Merger Two Limited (incorporated by reference to Exhibit 99.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

2.2	Merger Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat Holding Corporation (incorporated by reference to Exhibit 2.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on August 30, 2005).

2.3	Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation, Loral SpaceCom Corporation and Loral Satellite, Inc., as amended (incorporated by reference to Exhibit 1 of Intelsat, Ltd.’s Quarterly Report on Form 6-K for the period ended June 30, 2003, File No. 000-50262, filed on August 14, 2003 and Exhibits 1, 2 and 3 of Intelsat, Ltd.’s Quarterly Report on Form 6-K for the period ended September 30, 2003, File No. 000-50262, filed on October 29, 2003).

Exhibit No.	Document Description

2.4	Amendment No. 4, dated as of March 5, 2004, to Asset Purchase Agreement among Intelsat, Ltd., Intelsat (Bermuda), Ltd., and Loral Space & Communications Corporation, Loral SpaceCom Corporation and Loral Satellite, Inc. (incorporated by reference to Exhibit 4.35 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2003, File No. 000-50262, filed on March 15, 2004). (1)

3.1	Certificate of Incorporation of Intelsat (Bermuda), Ltd., as amended (incorporated by reference to Exhibit 3.7 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

3.2	Memorandum of Association of Intelsat (Bermuda), Ltd. (incorporated by reference to Exhibit 3.8 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

3.3	Bye-laws of Intelsat (Bermuda), Ltd. (incorporated by reference to Exhibit 3.9 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

3.4	Certificate of Incorporation of Intelsat, Ltd. (incorporated by reference to Exhibit 3.1 of Intelsat, Ltd.’s Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

3.5	Memorandum of Association of Intelsat, Ltd. (incorporated by reference to Exhibit 1.2 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

3.6	Amended and Restated Bye-laws of Intelsat, Ltd. (incorporated by reference to Exhibit 3.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on March 7, 2005).

3.7	Certificate of Incorporation of Intelsat Intermediate Holding Company, Ltd.*

3.8	Memorandum of Association of Intelsat Intermediate Holding Company, Ltd.*

3.9	Bye-laws of Intelsat Intermediate Holding Company, Ltd.*

4.1	Indenture, dated as of February 11, 2005, by and among Zeus Special Subsidiary Limited, Intelsat, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.11 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.2	Form of Original 9 1/4% Senior Discount Notes due 2015 (included in Exhibit 4.1).

4.3	Form of 9 1/4% Senior Discount Notes due 2015 (included in Exhibit 4.1)

4.4	Supplemental Indenture, dated as of March 3, 2005, by and among Intelsat (Bermuda), Ltd., Intelsat, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.12 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.5	Second Suppplemental Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat Intermediate Holding Company, Ltd., Intelsat Ltd. and Wells Fargo Bank, National Association.*

4.6	Third Suppplemental Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat Intermediate Holding Company, Ltd., and Wells Fargo Bank, National Association.*

Exhibit No.	Document Description

4.7	Registration Rights Agreement, dated as of February 11, 2005, among Zeus Special Subsidiary Limited, Intelsat, Ltd. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 2.13 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.8	Form of Exchange Agent Agreement by and among Intelsat Intermediate Holding Company, Ltd., Intelsat, Ltd. and Wells Fargo Bank, National Association.*

4.9	Indenture, dated as of January 28, 2005, by and among Zeus Merger Two Limited, as Issuer, Zeus Merger One Limited, as Parent Guarantor, and Wells Fargo, as Trustee (incorporated by reference to Exhibit 4.1 of Intelsat Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

4.10	Form of Original Floating Rate Senior Notes due 2012 (included in Exhibit 4.9).

4.11	Form of Original 8 1/4% Senior Notes due 2013 (included in Exhibit 4.9).

4.12	Form of Original 8 5/8% Senior Notes due 2015 (included in Exhibit 4.9).

4.13	Form of Floating Rate Senior Notes due 2012 (included in Exhibit 4.9).

4.14	Form of 8 1/4% Senior Notes due 2013 (included in Exhibit 4.9).

4.15	Form of 8 5/8% Senior Notes due 2015 (included in Exhibit 4.9).

4.16	Supplemental Indenture, dated as of January 28, 2005, by and among Intelsat Holdings LLC, Intelsat LLC, Intelsat Global Sales & Marketing Ltd., Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.6 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.17	Second Supplemental Indenture, dated as of March 3, 2005, by and among Intelsat Subsidiary Holding Company, Ltd., Intelsat (Bermuda), Ltd., Intelsat, Ltd., Intelsat Holdings LLC, Intelsat LLC, Intelsat Global Sales & Marketing Ltd., Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.7 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262 filed on March 15, 2005).

4.18	Third Supplemental Indenture, dated as of March 3, 2005, by and among Intelsat (Bermuda), Ltd., Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.8 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.19	Fourth Supplemental Indenture, dated as of December 28, 2005, by and among Intelsat UK Financial Services Ltd., Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo, National Association (incorporated by reference to Exhibit 4.21 of Intelsat Subsidiary Holding Company, Ltd.’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 333-12946507, filed on February 10, 2006).

4.20	Fifth Supplemental Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat Intermediate Holding Company, Ltd., Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo Bank, National Association.*

4.21	Registration Rights Agreement, dated as of January 28, 2005, by and among Zeus Merger One Limited, Zeus Merger Two Limited and the other parties named therein (incorporated by reference to Exhibit 4.2 of Intelsat’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

Exhibit No.	Document Description

4.22	Form of Exchange Agent Agreement by and between Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.12 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

4.23	Indenture, dated as of April 1, 2002, between Intelsat, Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.24	Officers’ Certificate dated April 15, 2002 relating to Intelsat, Ltd.’s 7 5/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.25	Form of 7 5/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.26	Officers’ Certificate dated November 7, 2003 relating to Intelsat, Ltd.’s 5 1/4% Senior Notes due 2008 and its 6 1/2% Senior Notes due 2013, including the forms of Notes (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-4, File No. 333-110671, filed on November 21, 2003).

4.27	Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

4.28	Form of Original Floating Rate Senior Notes due 2013 (included in Exhibit 4.27).

4.29	Form of Original 11 1/4% Senior Notes due 2016 (included in Exhibit 4.27).

4.30	Form of Floating Rate Senior Notes due 2013 (included in Exhibit 4.27).

4.31	Form of 11 1/4% Senior Notes due 2016 (included in Exhibit 4.27).

4.32	Registration Rights Agreement, dated as of July 3, 2006, among Intelsat (Bermuda), Ltd., Intelsat, Ltd., Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.3 to Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

4.33	Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat, Ltd., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association (included by reference to Exhibit 4.2 to Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

4.34	Form of Original 9 1/4% Senior Notes due 2016 (included in Exhibit 4.33).

4.35	Form of 9 1/4% Senior Notes due 2016 (included in Exhibit 4.33).

4.36	Registration Rights Agreement, dated as of July 3, 2006, among Intelsat (Bermuda), Ltd., Intelsat, Ltd. the Subsidiary Guarantors named therein and Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.4 to Intelsat, Ltd.’s Report on Form 8-K, file No. 000-50262, filed on July 10, 2006).

4.37	Indenture, dated as of July 3, 2006, by and among Intelsat Corporation (formerly known as PanAmSat Corporation), the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 of Intelsat Holding Corporation’s Report on Form 8-K, file No. 001-32456, filed on July 10, 2006).

Exhibit No.	Document Description

4.38	Form of Original 9% Senior Notes due 2016 (included in Exhibit 4.37).

4.39	Form of 9% Senior Notes due 2016 (included in Exhibit 4.37).

4.40	Registration Rights Agreement, dated as of July 3, 2006, by and among Intelsat Corporation (formerly known as PanAmSat Corporation), the Subsidiary Guarantors and Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 of Intelsat Holding Corporation’s Report on Form 8-K, File No. 001-32456, filed on July 10, 2006).

4.41	Indenture, dated August 20, 2004, among Intelsat Corporation (formerly known as PanAmSat Corporation), the Guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 of Intelsat Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2004, File No. 000-22531, filed on November 15, 2004).

5.1	Opinion of Appleby Spurling Hunter as to the validity of the securities being registered.*

5.2	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the validity of the securities being registered.*

8.1	Opinion of Appleby Spurling Hunter as to certain Bermuda tax matters.*

8.2	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain U.S. tax matters.*

9.1	Voting Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation, PanAmSat Holding Corporation and the stockholders of PanAmSat Holding Corporation named therein (incorporated by reference to Exhibit 99.1 of Intelsat Ltd.’s Report on Form 8-K, File No. 000-50262, filed on August 30, 2005).

10.1	Credit Agreement dated as of July 3, 2006 among Intelsat Subsidiary Holding Company, Ltd., Intelsat Intermediate Holding Company, Ltd. and the other parties named therein (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

10.2	Commitment Letter, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston, Cayman Islands Branch, Lehman Commercial Paper Inc., and Lehman Brothers Inc. (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on August 30, 2005).

10.3	Headquarters Land Lease, dated as of June 8, 1982, between the International Telecommunications Satellite Organization and the U.S. Government, as amended (incorporated by reference to Exhibit 10.16 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

10.4	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat (Bermuda), Ltd. and Conny Kullman (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.5	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and William Atkins (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

Exhibit No.	Document Description

10.6	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Ramu Potarazu (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.7	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Kevin Mulloy (incorporated by reference to Exhibit 10.5 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.8	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Tony Trujillo (incorporated by reference to Exhibit 10.6 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.9	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and David Meltzer (incorporated by reference to Exhibit 10.7 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.10	Employment Agreement, dated as of January 28, 2005, between Intelsat Holdings, Ltd. and David McGlade (incorporated by reference to Exhibit 3.13 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.11	Letter Agreement, dated as of December 22, 2004, between Zeus Holdings Limited and David McGlade (incorporated by reference to Exhibit 3.14 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.12	Letter Agreement, dated as of February 25, 2005, between Zeus Holdings Limited and David McGlade (incorporated by reference to Exhibit 3.15 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.13	Employment Agreement, dated as of January 31, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Phillip Spector (incorporated by reference to Exhibit 10.8 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.14	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat (Bermuda), Ltd. and Conny Kullman (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.15	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and William Atkins (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.16	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Ramu Potarazu (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

Exhibit No.	Document Description

10.17	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Kevin Mulloy (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.18	Amendment and Acknowledgement, dated June 20, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Tony Trujillo (incorporated by reference to Exhibit 10.5 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.19	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, between Intelsat Holdings, Ltd. and David McGlade (incorporated by reference to Exhibit 10.6 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.20	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 31, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Phillip Spector (incorporated by reference to Exhibit 10.7 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.21	Business Transition Services Agreement, dated as of July 15, 2003, among Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation and Loral SpaceCom Corporation (incorporated by reference to Exhibit 3.17 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.22	TT&C Transition Services Agreement, dated as of July 15, 2003, among Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation and Loral SpaceCom Corporation (incorporated by reference to Exhibit 3.18 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.23	Transaction and Monitoring Fee Agreement, dated as of January 28, 2005, by and among Zeus Merger Two Limited and the other parties names therein (incorporated by reference to Exhibit 3.20 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.24	Subsidiary Flow Through Voting Agreement, dated as of January 28, 2005, by and between Zeus Holdings Limited and Intelsat, Ltd. (incorporated by reference to Exhibit 3.21 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.25	Engagement Contract, dated June 27, 2005, between Intelsat, Ltd. and FTI Palladium Partners, a division of FTI Consulting, Inc. (incorporated by reference to Exhibit 10.8 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.26	Intelsat Holdings, Ltd. 2005 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to Intelsat Ltd.’s Current Report on Form 8-K dated May 10, 2005).

10.27	Form of Restricted Share Agreement under Intelsat Holdings, Ltd. 2005 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to Intelsat Ltd.’s Current Report on Form 8-K dated May 10, 2005).

Exhibit No.	Document Description

10.28	Intelsat Holdings, Ltd. Bonus Plan (incorporated by reference to Exhibit 10.3 to Intelsat Ltd.’s Current Report on Form 8-K dated May 10, 2005).

10.29	Amendment of Employment Agreement, Separation Agreement and Release of Claims, dated as of July 20, 2005, by and among William Atkins, Intelsat Holdings, Ltd. and Intelsat, Ltd. (incorporated by reference to Exhibit 10.29 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

10.30	Separation Agreement and Release of Claims, dated as of January 31, 2006, by and among Kevin Mulloy, Intelsat Holdings, Ltd. and Intelsat Global Service Corporation (incorporated by reference to Exhibit 10.1 to Intelsat, Ltd.’s Current Report on Form 8-K dated February 6, 2006).

10.31	Separation Agreement and Release of Claims, dated as of February 9, 2006, by and among Ramu Potarazu, Intelsat Holdings, Ltd. and Intelsat, Ltd. (incorporated by reference to Exhibit 10.31 to Intelsat Subsidiary Holding Company, Ltd.’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 333-12946507, filed on February 10, 2006).

10.32	Monitoring Fee Agreement, dated as of July 3, 2006, between Intelsat (Bermuda), Ltd. Apax Europe V GP Co. Limited and Apax Partners, L.P., Apollo Management V, L.P., MDP Global Investors Limited and Permira Advisers, LLC.*

10.33	Employment Agreement, dated as of March 16, 2006, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Jeffrey Freimark (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.34	Amendment and Acknowledgment, effective March 8, 2006, to Employment Agreement, dated as of January 28, 2005, between Intelsat Holdings, Ltd. and David McGlade (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.35	Amendment and Acknowledgment, effective March 8, 2006, to Employment Agreement, dated as of January 31, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Phillip Spector (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.36	Amendment, dated January 31, 2006, to Engagement Contract, dated June 27, 2005, between Intelsat, Ltd. and FTI Palladium Partners, a division of FTI Consulting, Inc. (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.37	Amendment and Acknowledgment, dated June 16, 2006, to Employment Agreement, dated January 28, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Conny Kullman.**

10.38	Employment Agreement, dated as of June 28, 2006, by and among Intelsat Holdings, Ltd. and Joseph Wright, Jr.**

10.39	Employment Agreement, dated as of May 18, 2006, between Intelsat Holdings, Ltd. and James Frownfelter.**

Exhibit No.	Document Description

10.40	Senior Bridge Loan Credit Agreement, dated as of July 3, 2006, among Intelsat (Bermuda), Ltd. and the other parties named therein (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

10.41	Amendment Agreement, dated as of July 3, 2006, by and among Intelsat Corporation (formerly known as PanAmSat Corporation) and the other parties named therein (incorporated by reference to Exhibit 10.1 of Intelsat Holding Corporation’s Report on Form 8-K, file No. 001-32456, filed on July 10, 2006).

10.42	Credit Agreement, dated as of August 20, 2004, as amended and restated as of March 22, 2005, as further amended and restated as of July 3, 2006, among Intelsat Corporation (formerly known as PanAmSat Corporation) and the other parties named therein (incorporated by reference to Exhibit 10.2 of Intelsat Holding Corporation’s Report on Form 8-K, file No. 001-32456, filed on July 10, 2006).

10.43	Amendment and Acknowledgment, effective as of July 3, 2006, to Employment Agreement, dated as of March 16, 2006, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Jeffrey Freimark.**

12.1	Statement of computation of earnings to fixed charges.*

21.1	List of subsidiaries.**

23.1	Consent of Appleby Spurling Hunter (included in Exhibits 5.1 and 8.1).

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.2 and 8.2).

23.3	Consent of KPMG LLP.*

23.4	Consent of Deloitte & Touche LLP.*

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Letter to Registered Holders.*

99.4	Form of Letter to the Depository Trust Company Participants.*

99.5	Form of Letter to Clients.*

99.6	Form of Instruction to Registered Holder from Beneficial Owner.*

*	Previously filed.
**	Filed herewith.
(1)	Portions of this exhibit have been omitted pursuant to an order of the Securities and Exchange Commission granting confidential treatment with respect thereto.

Item 22. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on August 4, 2006.

Intelsat Intermediate Holding Company, Ltd.

By:	/S/ CONNY KULMAN
Name:	Conny Kulman
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CONNY KULMAN Conny Kulman	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	August 4, 2006

* Elizabeth Scheid	Director	August 4, 2006

/S/ PHILLIP SPECTOR Phillip Spector	Director	August 4, 2006

/S/ PHILLIP SPECTOR Phillip Spector	Authorized Representative in the United States	August 4, 2006

*By:	/S/ PHILLIP SPECTOR	Attorney-in-Fact	August 4, 2006
Phillip Spector

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on August 4, 2006.

INTELSAT, LTD.

By:	/s/ DAVID MCGLADE
Name:	David McGlade
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID MCGLADE David McGlade	Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2006

/S/ JEFFREY P. FREIMARK Jeffrey P. Freimark	Chief Financial Officer (Principal Financial Officer)	August 4, 2006

* Anita Beier	Senior Vice President and Controller (Principal Accounting Officer)	August 4, 2006

* Conny Kullman	Director	August 4, 2006

* Andrew Africk	Director	August 4, 2006

* Douglas Grissom	Director	August 4, 2006

* Richard Haight	Director	August 4, 2006

* James Perry, Jr.	Director	August 4, 2006

* Alan Peyrat	Director	August 4, 2006

* Andrew Sillitoe	Director	August 4, 2006

* Aaron Stone	Director	August 4, 2006

Signature	Title	Date

* Nicola Volpi	Director	August 4, 2006

* Joseph Wright	Director	August 4, 2006

* Anita Beier	Authorized Representative in the United States	August 4, 2006

*By:	/S/ JEFFREY P. FREIMARK	Attorney-in-Fact	August 4, 2006
Jeffrey P. Freimark

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on August 4, 2006.

INTELSAT (BERMUDA), LTD.

By:	/S/ CONNY KULLMAN
Name:	Conny Kullman
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CONNY KULLMAN Conny Kullman	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	August 4, 2006

* Elizabeth Scheid	Director	August 4, 2006

/S/ PHILLIP SPECTOR Phillip Spector	Director	August 4, 2006

/S/ PHILLIP SPECTOR Phillip Spector	Authorized Representative in the United States	August 4, 2006

*By:	/S/ PHILLIP SPECTOR	Attorney-in-Fact	August 4, 2006
Phillip Spector

Exhibit Index

Exhibit No.	Document Description

2.1	Transaction Agreement and Plan of Amalgamation, dated as of August 16, 2004, by and among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Intelsat Holdings, Ltd. (formerly Zeus Holdings Limited), Zeus Merger One Limited and Zeus Merger Two Limited (incorporated by reference to Exhibit 99.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

2.2	Merger Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat Holding Corporation (incorporated by reference to Exhibit 2.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on August 30, 2005).

2.3	Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation, Loral SpaceCom Corporation and Loral Satellite, Inc., as amended (incorporated by reference to Exhibit 1 of Intelsat, Ltd.’s Quarterly Report on Form 6-K for the period ended June 30, 2003, File No. 000-50262, filed on August 14, 2003 and Exhibits 1, 2 and 3 of Intelsat, Ltd.’s Quarterly Report on Form 6-K for the period ended September 30, 2003, File No. 000-50262, filed on October 29, 2003).

2.4	Amendment No. 4, dated as of March 5, 2004, to Asset Purchase Agreement among Intelsat, Ltd., Intelsat (Bermuda), Ltd., and Loral Space & Communications Corporation, Loral SpaceCom Corporation and Loral Satellite, Inc. (incorporated by reference to Exhibit 4.35 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2003, File No. 000-50262, filed on March 15, 2004). (1)

3.1	Certificate of Incorporation of Intelsat (Bermuda), Ltd., as amended (incorporated by reference to Exhibit 3.7 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005) .

3.2	Memorandum of Association of Intelsat (Bermuda), Ltd. (incorporated by reference to Exhibit 3.8 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

3.3	Bye-laws of Intelsat (Bermuda), Ltd. (incorporated by reference to Exhibit 3.9 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

3.4	Certificate of Incorporation of Intelsat, Ltd. (incorporated by reference to Exhibit 3.1 of Intelsat, Ltd.’s Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

3.5	Memorandum of Association of Intelsat, Ltd. (incorporated by reference to Exhibit 1.2 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

3.6	Amended and Restated Bye-laws of Intelsat, Ltd. (incorporated by reference to Exhibit 3.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on March 7, 2005).

3.7	Certificate of Incorporation of Intelsat Intermediate Holding Company, Ltd.*

3.8	Memorandum of Association of Intelsat Intermediate Holding Company, Ltd.*

3.9	Bye-laws of Intelsat Intermediate Holding Company, Ltd.*

4.1	Indenture, dated as of February 11, 2005, by and among Zeus Special Subsidiary Limited, Intelsat, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.11 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

Exhibit No.	Document Description

4.2	Form of Original 9 1/4% Senior Discount Notes due 2015 (included in Exhibit 4.1).

4.3	Form of 9 1/4% Senior Discount Notes due 2015 (included in Exhibit 4.1)

4.4	Supplemental Indenture, dated as of March 3, 2005, by and among Intelsat (Bermuda), Ltd., Intelsat, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.12 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.5	Second Suppplemental Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat Intermediate Holding Company, Ltd., Intelsat Ltd. and Wells Fargo Bank, National Association.*

4.6	Third Suppplemental Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat Intermediate Holding Company, Ltd., and Wells Fargo Bank, National Association.*

4.7	Registration Rights Agreement, dated as of February 11, 2005, among Zeus Special Subsidiary Limited, Intelsat, Ltd. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 2.13 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.8	Form of Exchange Agent Agreement by and among Intelsat Intermediate Holding Company, Ltd., Intelsat, Ltd. and Wells Fargo Bank, National Association.*

4.9	Indenture, dated as of January 28, 2005, by and among Zeus Merger Two Limited, as Issuer, Zeus Merger One Limited, as Parent Guarantor, and Wells Fargo, as Trustee (incorporated by reference to Exhibit 4.1 of Intelsat Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

4.10	Form of Original Floating Rate Senior Notes due 2012 (included in Exhibit 4.9).

4.11	Form of Original 8 1/4% Senior Notes due 2013 (included in Exhibit 4.9).

4.12	Form of Original 8 5/8% Senior Notes due 2015 (included in Exhibit 4.9).

4.13	Form of Floating Rate Senior Notes due 2012 (included in Exhibit 4.9).

4.14	Form of 8 1/4% Senior Notes due 2013 (included in Exhibit 4.9).

4.15	Form of 8 5/8% Senior Notes due 2015 (included in Exhibit 4.9).

4.16	Supplemental Indenture, dated as of January 28, 2005, by and among Intelsat Holdings LLC, Intelsat LLC, Intelsat Global Sales & Marketing Ltd., Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.6 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

4.17	Second Supplemental Indenture, dated as of March 3, 2005, by and among Intelsat Subsidiary Holding Company, Ltd., Intelsat (Bermuda), Ltd., Intelsat, Ltd., Intelsat Holdings LLC, Intelsat LLC, Intelsat Global Sales & Marketing Ltd., Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.7 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262 filed on March 15, 2005).

4.18	Third Supplemental Indenture, dated as of March 3, 2005, by and among Intelsat (Bermuda), Ltd., Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.8 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

Exhibit No.	Document Description

4.19	Fourth Supplemental Indenture, dated as of December 28, 2005, by and among Intelsat UK Financial Services Ltd., Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo, National Association (incorporated by reference to Exhibit 4.21 of Intelsat Subsidiary Holding Company, Ltd.’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 333-12946507, filed on February 10, 2006).

4.20	Fifth Supplemental Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat Intermediate Holding Company, Ltd., Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo Bank, National Association.*

4.21	Registration Rights Agreement, dated as of January 28, 2005, by and among Zeus Merger One Limited, Zeus Merger Two Limited and the other parties named therein (incorporated by reference to Exhibit 4.2 of Intelsat’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

4.22	Form of Exchange Agent Agreement by and between Intelsat Subsidiary Holding Company, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.12 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005) .

4.23	Indenture, dated as of April 1, 2002, between Intelsat, Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.24	Officers’ Certificate dated April 15, 2002 relating to Intelsat, Ltd.’s 7 5/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.25	Form of 7 5/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.26	Officers’ Certificate dated November 7, 2003 relating to Intelsat, Ltd.’s 5 1/4% Senior Notes due 2008 and its 6 1/2% Senior Notes due 2013, including the forms of Notes (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-4, File No. 333-110671, filed on November 21, 2003).

4.27	Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat, Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

4.28	Form of Original Floating Rate Senior Notes due 2013 (included in Exhibit 4.27).

4.29	Form of Original 11 1/4% Senior Notes due 2016 (included in Exhibit 4.27).

4.30	Form of Floating Rate Senior Notes due 2013 (included in Exhibit 4.27).

4.31	Form of 11 1/4% Senior Notes due 2016 (included in Exhibit 4.27).

4.32	Registration Rights Agreement, dated as of July 3, 2006, among Intelsat (Bermuda), Ltd., Intelsat, Ltd., Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.3 to Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

4.33	Indenture, dated as of July 3, 2006, by and among Intelsat (Bermuda), Ltd., Intelsat, Ltd., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association (included by reference to Exhibit 4.2 to Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

4.34	Form of Original 9 1/4% Senior Notes due 2016 (included in Exhibit 4.33).

Exhibit No.	Document Description

4.35	Form of 9 1/4% Senior Notes due 2016 (included in Exhibit 4.33).

4.36	Registration Rights Agreement, dated as of July 3, 2006, among Intelsat (Bermuda), Ltd., Intelsat, Ltd. the Subsidiary Guarantors named therein and Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, and Citigroup Global Markets Inc. (incorporated by reference to Exhibit 4.4 to Intelsat, Ltd.’s Report on Form 8-K, file No. 000-50262, filed on July 10, 2006).

4.37	Indenture, dated as of July 3, 2006, by and among Intelsat Corporation (formerly known as PanAmSat Corporation), the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 of Intelsat Holding Corporation’s Report on Form 8-K, file No. 001-32456, filed on July 10, 2006).

4.38	Form of Original 9% Senior Notes due 2016 (included in Exhibit 4.).

4.39	Form of 9% Senior Notes due 2016 (included in Exhibit 4.).

4.40	Registration Rights Agreement, dated as of July 3, 2006, by and among Intelsat Corporation (formerly known as PanAmSat Corporation), the Subsidiary Guarantors and Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 of Intelsat Holding Corporation’s Report on Form 8-K, File No. 001-32456, filed on July 10, 2006).

4.41	Indenture, dated August 20, 2004, among Intelsat Corporation (formerly known as PanAmSat Corporation), the Guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 of Intelsat Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2004, File No. 000-22531, filed on November 15, 2004).

5.1	Opinion of Appleby Spurling Hunter as to the validity of the securities being registered.*

5.2	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the validity of the securities being registered.*

8.1	Opinion of Appleby Spurling Hunter as to certain Bermuda tax matters.*

8.2	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain U.S. tax matters.*

9.1	Voting Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation, PanAmSat Holding Corporation and the stockholders of PanAmSat Holding Corporation named therein (incorporated by reference to Exhibit 99.1 of Intelsat Ltd.’s Report on Form 8-K, File No. 000-50262, filed on August 30, 2005).

10.1	Credit Agreement dated as of July 3, 2006 among Intelsat Subsidiary Holding Company, Ltd., Intelsat Intermediate Holding Company, Ltd. and the other parties named therein (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

10.2	Commitment Letter, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston, Cayman Islands Branch, Lehman Commercial Paper Inc., and Lehman Brothers Inc. (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on August 30, 2005).

Exhibit No.	Document Description

10.3	Headquarters Land Lease, dated as of June 8, 1982, between the International Telecommunications Satellite Organization and the U.S. Government, as amended (incorporated by reference to Exhibit 10.16 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

10.4	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat (Bermuda), Ltd. and Conny Kullman (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.5	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and William Atkins (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.6	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Ramu Potarazu (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.7	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Kevin Mulloy (incorporated by reference to Exhibit 10.5 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.8	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Tony Trujillo (incorporated by reference to Exhibit 10.6 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.9	Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and David Meltzer (incorporated by reference to Exhibit 10.7 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.10	Employment Agreement, dated as of January 28, 2005, between Intelsat Holdings, Ltd. and David McGlade (incorporated by reference to Exhibit 3.13 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.11	Letter Agreement, dated as of December 22, 2004, between Zeus Holdings Limited and David McGlade (incorporated by reference to Exhibit 3.14 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.12	Letter Agreement, dated as of February 25, 2005, between Zeus Holdings Limited and David McGlade (incorporated by reference to Exhibit 3.15 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.13	Employment Agreement, dated as of January 31, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Phillip Spector (incorporated by reference to Exhibit 10.8 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on February 4, 2005).

10.14	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat (Bermuda), Ltd. and Conny Kullman (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

Exhibit No.	Document Description

10.15	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and William Atkins (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.16	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Ramu Potarazu (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.17	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Kevin Mulloy (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.18	Amendment and Acknowledgement, dated June 20, 2005, to Employment Agreement, dated as of January 28, 2005, by and among Intelsat Holdings, Ltd., Intelsat Global Service Corporation and Tony Trujillo (incorporated by reference to Exhibit 10.5 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.19	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 28, 2005, between Intelsat Holdings, Ltd. and David McGlade (incorporated by reference to Exhibit 10.6 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.20	Amendment and Acknowledgement, dated June 21, 2005, to Employment Agreement, dated as of January 31, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Phillip Spector (incorporated by reference to Exhibit 10.7 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.21	Business Transition Services Agreement, dated as of July 15, 2003, among Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation and Loral SpaceCom Corporation (incorporated by reference to Exhibit 3.17 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.22	TT&C Transition Services Agreement, dated as of July 15, 2003, among Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation and Loral SpaceCom Corporation (incorporated by reference to Exhibit 3.18 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.23	Transaction and Monitoring Fee Agreement, dated as of January 28, 2005, by and among Zeus Merger Two Limited and the other parties names therein (incorporated by reference to Exhibit 3.20 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

10.24	Subsidiary Flow Through Voting Agreement, dated as of January 28, 2005, by and between Zeus Holdings Limited and Intelsat, Ltd. (incorporated by reference to Exhibit 3.21 of Intelsat, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004, File No. 000-50262, filed on March 15, 2005).

Exhibit No.	Document Description

10.25	Engagement Contract, dated June 27, 2005, between Intelsat, Ltd. and FTI Palladium Partners, a division of FTI Consulting, Inc. (incorporated by reference to Exhibit 10.8 of Intelsat, Ltd.’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, File No. 000-50262, filed on August 11, 2005).

10.26	Intelsat Holdings, Ltd. 2005 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to Intelsat Ltd.’s Current Report on Form 8-K dated May 10, 2005).

10.27	Form of Restricted Share Agreement under Intelsat Holdings, Ltd. 2005 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to Intelsat Ltd.’s Current Report on Form 8-K dated May 10, 2005).

10.28	Intelsat Holdings, Ltd. Bonus Plan (incorporated by reference to Exhibit 10.3 to Intelsat Ltd.’s Current Report on Form 8-K dated May 10, 2005).

10.29	Amendment of Employment Agreement, Separation Agreement and Release of Claims, dated as of July 20, 2005, by and among William Atkins, Intelsat Holdings, Ltd. and Intelsat, Ltd. (incorporated by reference to Exhibit 10.29 of Intelsat Subsidiary Holding Company, Ltd.’s Registration Statement on Form S-4, File No. 333-12946507, filed on November 4, 2005).

10.30	Separation Agreement and Release of Claims, dated as of January 31, 2006, by and among Kevin Mulloy, Intelsat Holdings, Ltd. and Intelsat Global Service Corporation (incorporated by reference to Exhibit 10.1 to Intelsat, Ltd.’s Current Report on Form 8-K dated February 6, 2006).

10.31	Separation Agreement and Release of Claims, dated as of February 9, 2006, by and among Ramu Potarazu, Intelsat Holdings, Ltd. and Intelsat, Ltd. (incorporated by reference to Exhibit 10.31 to Intelsat Subsidiary Holding Company, Ltd.’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 333-12946507, filed on February 10, 2006).

10.32	Monitoring Fee Agreement, dated as of July 3, 2006, between Intelsat (Bermuda), Ltd. Apax Europe V GP Co. Limited and Apax Partners, L.P., Apollo Management V, L.P., MDP Global Investors Limited and Permira Advisers, LLC.*

10.33	Employment Agreement, dated as of March 16, 2006, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Jeffrey Freimark (incorporated by reference to Exhibit 10.1 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.34	Amendment and Acknowledgment, effective March 8, 2006, to Employment Agreement, dated as of January 28, 2005, between Intelsat Holdings, Ltd. and David McGlade (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.35	Amendment and Acknowledgment, effective March 8, 2006, to Employment Agreement, dated as of January 31, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Phillip Spector (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

10.36	Amendment, dated January 31, 2006, to Engagement Contract, dated June 27, 2005, between Intelsat, Ltd. and FTI Palladium Partners, a division of FTI Consulting, Inc. (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, File No. 000-50262, filed on May 10, 2006).

Exhibit No.	Document Description

10.37	Amendment and Acknowledgment, dated June 16, 2006, to Employment Agreement, dated January 28, 2005, between Intelsat Holdings, Ltd., Intelsat, Ltd. and Conny Kullman.**

10.38	Employment Agreement, dated as of June 28, 2006, by and among Intelsat Holdings, Ltd. and Joseph Wright, Jr.**

10.39	Employment Agreement, dated as of May 18, 2006, between Intelsat Holdings, Ltd. and James Frownfelter.**

10.40	Senior Bridge Loan Credit Agreement, dated as of July 3, 2006, among Intelsat (Bermuda), Ltd. and the other parties named therein (incorporated by reference to Exhibit 10.2 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on July 10, 2006).

10.41	Amendment Agreement, dated as of July 3, 2006, by and among Intelsat Corporation (formerly known as PanAmSat Corporation) and the other parties named therein (incorporated by reference to Exhibit 10.1 of Intelsat Holding Corporation’s Report on Form 8-K, file No. 001-32456, filed on July 10, 2006).

10.42	Credit Agreement, dated as of August 20, 2004, as amended and restated as of March 22, 2005, as further amended and restated as of July 3, 2006, among Intelsat Corporation (formerly known as PanAmSat Corporation) and the other parties named therein (incorporated by reference to Exhibit 10.2 of Intelsat Holding Corporation’s Report on Form 8-K, file No. 001-32456, filed on July 10, 2006).

10.43	Amendment and Acknowledgment, effective as of July 3, 2006, to Employment Agreement, dated as of March 16, 2006, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Jeffrey Freimark.**

12.1	Statement of computation of earnings to fixed charges.*

21.1	List of subsidiaries.**

23.1	Consent of Appleby Spurling Hunter (included in Exhibits 5.1 and 8.1).

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibits 5.2 and 8.2).

23.3	Consent of KPMG LLP.*

23.4	Consent of Deloitte & Touche LLP.*

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Letter to Registered Holders.*

99.4	Form of Letter to the Depository Trust Company Participants.*

99.5	Form of Letter to Clients.*

99.6	Form of Instruction to Registered Holder from Beneficial Owner.*

*	Previously filed.
**	Filed herewith.
(1)	Portions of this exhibit have been omitted pursuant to an order of the Securities and Exchange Commission granting confidential treatment with respect thereto.